SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (Date of Earliest Event) October 13, 1998


                            Marvel Enterprises, Inc.
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                          1-13638                    13-3711775
  (State or Other                (Commission              (I.R.S. Employer
  Jurisdiction of                File Number)               Identification
  incorporation)                                                      No.)





                   685 Third Avenue, New York, New York 10017
               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 588-5100
              (Registrant's Telephone Number, Including Area Code)



         (Former Name or Former Address, If Changed Since Last Report.)



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ITEM 2.           Acquisition or Disposition of Assets.

         The plan of reorganization (the "Plan") for Marvel Entertainment Group, Inc. ("Marvel") that was proposed by the Registrant and certain senior secured lenders of Marvel, in the bankruptcy cases of Marvel and various subsidiaries of Marvel in the District Court for the District of Delaware (the "District Court") was consummated on October 1, 1998. Pursuant to the Plan, MEG Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of the Registrant, merged with and into Marvel, with Marvel continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant (the "Merger").

         As a result of the Merger, the Registrant acquired all of the tangible and intangible assets of Marvel. The assets acquired include plant, equipment and other physical property which were used by Marvel in its operations (as described below). Marvel's operations consist of (i) the publication and sale of comic books and children's magazines, (ii) the manufacture and distribution of sports and entertainment trading cards and children's activity sticker collections, (iii) licensing of fictional action adventure characters owned by Marvel for consumer products, media and advertising promotion, and (iv) the manufacture and distribution of adhesive paper. The Registrant intends to continue to use such plant, equipment and other physical property substantially in the same manner.

         The following cash payments and securities issuances were made by the Registrant in consideration for its acquisition of Marvel:

         (i) Equity Securities Issuances. The Registrant issued: (a) 9,000,000 shares of its 8% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "8% Preferred Stock"), to certain purchasers, including affiliates of Dickstein Partners Inc. ("Dickstein Partners"), Object Trading Corp., a Delaware corporation ("Object Trading"), an entity owned by Isaac Perlmutter (a director of the Registrant and the Registrant's largest single stockholder) and to certain Fixed Senior Secured Lenders (as defined below) for $90 million, and (b) 13,100,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), and, pursuant to the Plan, 7,900,000 shares of 8% Preferred Stock to holders (the "Fixed Senior Secured Lenders") of fixed senior indebtedness of Marvel. The Registrant has also issued to LaSalle National Bank, in settlement of litigation claims, the following warrants (collectively the "Stockholder Warrants"): (a) three year warrants to purchase 300,000 shares of Common Stock (the "Class A Warrants"), (b) six month warrants to purchase 225,000 shares of 8% Preferred Stock (the "Class B Warrants"), and (c) four year warrants to purchase 525,000 shares of Common Stock (the "Class C Warrants"). Furthermore, the Registrant will issue, upon the conclusion of various proceedings in the District Court relating to Marvel's bankruptcy proceedings,
(a) warrants (the "Plan Warrants") to purchase up to 1,750,000 shares of Common Stock to certain unsecured pre-petition creditors of Marvel (the "Unsecured Creditors"), and (b) 3,700,000 Class A Warrants, 2,775,000 Class B Warrants and 6,475,000 Class C Warrants to the holders of shares of

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common stock, par value $.01 per share of Marvel (the "Marvel Shares"), and to holders of certain class securities litigation claims arising in relation to the purchase or sale of Marvel Shares, the Unsecured Creditors and certain other creditors of Marvel;

         (ii) Fixed Senior Secured Lenders Cash Payment. The Registrant paid approximately $222 million in cash to the Fixed Senior Secured Lenders. An additional $10 million was paid to the Fixed Senior Secured Lenders in the second quarter of 1998 in connection with the sale of Marvel's confectionery business;

         (iii) Unsecured Creditors Cash Payment. The Registrant will make a cash payment to the Unsecured Creditors in an amount equal to the lesser of (i) $2 million plus fifteen percent (15%) of the amount of their allowed claims and
(ii) $8 million upon the conclusion of various proceedings in the District Court relating to Marvel's bankruptcy proceedings;

         (iv) Administrative Expense Claims Payment. The Registrant will pay in cash (the "Administration Expense Claims Payment") all administration expense claims (the "Adminis tration Expense Claims") incurred in connection with the Bankruptcy Case. A portion of the Administration Expense Claims Payment in the amount of approximately $18 million was paid on the consummation date of the Plan. If the aggregate amount of Administration Expense Claims is in excess of $35 million, Zib Inc. ("Zib"), an affiliate of Mr. Perlmutter, has agreed that Zib or one of its affiliates will lend the Registrant the amount of such excess in exchange for a promissory note from the Registrant (the "Excess Administration Expense Claims Note"). The Registrant currently anticipates that the Administration Expense Claims will not exceed $35 million. Accordingly, the Excess Administration Expense Claims Note is not expected to be issued;

         (v) Panini Payment and Panini Guaranty. The Registrant paid $13 million in cash (the "Panini Payment") to certain creditors (the "Panini Creditors") of Panini, S.p.A., a wholly-owned subsidiary of Marvel ("Panini SpA"), and the Registrant and certain of its subsidiaries issued to the Panini Creditors a deficiency guaranty (the "Panini Guaranty") of up to $27 million in respect of Panini SpA's indebtedness. The Registrant also agreed to indemnify the Panini Creditors against certain costs and expenses incurred by the Panini Creditors in enforcing their rights under the Panini Guaranty;

         (vi) Dispute Settlement Payment. The Registrant paid $3.5 million in cash to certain claimants in the Bankruptcy Case in settlement of disputes;

         (vii) Dickstein Professional Fee Reimbursement. The Registrant paid $200,000 in cash to Dickstein Partners to reimburse Dickstein Partners for professional fees and costs relating to the purchase of 8% Preferred Stock by affiliates of Dickstein Partners;


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         (viii) Refinancing. The Registrant refinanced all of its outstanding indebtedness under its existing working capital facility with UBS AG, Stamford Branch ("UBS") and The Chase Manhattan Bank, N.A.; and

         (ix) Miscellaneous Payments. The Registrant paid Chase Manhattan Bank approximately $3 million for various fees and to reimburse Chase for payments made on the Registrant's letters of credit.

         The amount of the consideration paid by the Registrant was determined through negotiations between various interested parties involved in Marvel's bankruptcy proceedings in the District Court under the supervision of the District Court. The amount of consideration paid by the Registrant is embodied in the Plan which was confirmed by the District Court on July 31, 1998.

         In order to finance the consummation of the Plan and the consummation of the Merger the Registrant received funds from the following sources:

         (i) a $200 million credit agreement (the "Bridge Credit Agreement") with UBS, as agent and collateral agent, certain lenders and Warburg Dillon Read LLC, as Arranger. All $200 million available under the Bridge Credit Agreement was borrowed at the time of the consummation of the Plan and Merger and net proceeds of approximately $183 million were used to partially finance consummation of the Plan and Merger. The Bridge Credit Agreement includes extensive affirmative and negative covenants (including financial covenants) and must be repaid by September 27, 1999. The outstanding borrowing under the Bridge Credit Agreement bears interest, in the Registrant's discretion, at either (x) a base rate (the higher of the prime or Federal funds rates) plus 5.50% per annum (subject to certain specified increases) or (y) a Euro-dollar rate plus 6.50% (subject to certain specified increases) per annum. The outstanding borrowing is secured by substantially all of the assets of the Registrant and its domestic subsidiaries and is guaranteed by each domestic subsidiary;

         (ii) the proceeds from the purchase of 8% Preferred Stock by certain Fixed Senior Secured Lenders, Object Trading, Whippoorwill Associates Inc., and certain affiliates of Dickstein Partners in the amount of $90 million;

         (iii) approximately $11 million from the working capital account of Fleer Corp., a subsidiary of Marvel; and

          (iv) approximately $1 million from Zib, and $455,000 from Avi Arad, a major stockholder of the Registrant.

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ITEM 7.           Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         The financial statements required by this Item 7(a) will be filed not later than 60 days from the date hereof.

(b)      Pro Forma Financial Information.

         The pro forma financial information required by this Item 7(b) will be filed not later than 60 days from the date hereof.

(c)       Exhibits.

2.1 Fourth Amended Plan of Reorganization filed with the United States District Court for the District of Delaware on July 31, 1998 by the Fixed Senior Secured Lenders and the Registrant, with attached exhibits.

2.2 Agreement and Plan of Merger, dated as of August 12, 1998, by and among the Registrant, Marvel Entertainment Group, Inc., and MEG Acquisition Corp.

4.1      Restated Certificate of Incorporation of the Registrant.

4.2 Plan Warrant Agreement, dated as of October 1, 1998, between the Registrant and American Stock Transfer and Trust Company, as warrant agent.

4.3 Class A Warrant Agreement, dated as of October 1,1998, between the Registrant and American Stock Transfer and Trust Company, as warrant agent.

4.4 Class B Warrant Agreement, dated as of October 1,1998, between the Registrant and American Stock Transfer and Trust Company, as warrant agent.

4.5 Class C Warrant Agreement, dated as of October 1,1998, between the Registrant and American Stock Transfer and Trust Company, as warrant agent.

99.1 Credit Agreement, dated September 28, 1998, among the Registrant (by change of name Marvel Enterprises, Inc.) and UBS AG Stamford Branch, as Agent and Collateral Agent, et al.

99.2 Security Agreement, dated September 28, 1998, among the Registrant (by change of name Marvel Enterprises, Inc.) and UBS AG Stamford Branch AG, as Collateral Agent, et al.


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99.3     Stock Purchase Agreement, dated as of October 1, 1998, among the
         Registrant and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited, Elyssa Dickstein, Jeffrey Schwarz and Alan Cooper as Trustees U/T/A/D 12/27/88, Mark Dickstein, Grantor, Mark Dickstein and Elyssa Dickstein, as Trustees of the Mark and Elyssa Dickstein Foundation, Elyssa Dickstein, Object Trading Corp., and Whippoorwill Associates, Incorporated (to be filed as an Amendment).

99.4 Stockholders' Agreement, dated as of October 1, 1998, by and among Avi Arad, Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited, Elyssa Dickstein, Jeffrey Schwarz and Alan Cooper as Trustees U/T/A/D 12/27/88, Mark Dickstein, Grantor, Mark Dickstein and Elyssa Dickstein, as Trustees of the Mark and Elyssa Dickstein Foundation, Elyssa Dickstein, Isaac Perlmutter, Isaac Perlmutter T.A., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Zib Inc., Whippoorwill Associates, Incorporated, and the Registrant (to be filed as an Amendment).

99.5 Registration Rights Agreement, dated as of October 1, 1998, by and among the Registrant, Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited, Elyssa Dickstein, Jeffrey Schwarz and Alan Cooper as Trustees U/T/A/D 12/27/88, Mark Dickstein, Grantor, Mark Dickstein and Elyssa Dickstein, as Trustees of the Mark and Elyssa Dickstein Foundation, Elyssa Dickstein, Object Trading Corp., Whippoorwill/Marvel Obligations Trust - 1997, and Whippoorwill Associates, Incorporated (to be filed as an Amendment).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MARVEL ENTERPRISES, INC.
                                  (Registrant)


Date:  October 13, 1998
                                  By:

                                  Name:      Morton E. Handel
                                  Title:     Chairman of the Board


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